Exhibit 10.1

Certain identified information in this Exhibit 2.1 (indicated by “[***]”) has been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K because it is not material and is the type of information that the Company treats as private or confidential.

Execution Version

COMMON SHARES PURCHASE AGREEMENT

This COMMON SHARES PURCHASE AGREEMENT (this “Agreement”) is made as of November 18, 2024 (the “Effective Date”), by and between LandBridge Company LLC, a Delaware limited liability company (the “Company”), and the investor(s) listed on the signature page hereto (each, an “Investor”).

WHEREAS, the Company intends to (i) acquire, directly or indirectly, certain surface acreage in West Texas (the “Acquisition”) pursuant to an Acquisition Agreement by and between the Company and Wolf Bone Ranch Partners LLC (the “Seller” and such agreement, the “Acquisition Agreement”) and (ii) redeem units representing limited liability company interests (“OpCo Units”) in DBR Land Holdings LLC, a Delaware limited liability company (“OpCo”) (along with the cancellation of a corresponding number of Class B shares representing limited liability company interests of the Company (the “Class B Common Shares” and, together with the Class A Common Shares (as defined below), the “Common Shares”)), owned by LandBridge Holdings LLC, a Delaware limited liability company (the “Redemption”);

WHEREAS, to partially fund the Redemption and a portion of the purchase price for the Acquisition, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, certain Class A shares representing limited liability company interests of the Company (“Class A Common Shares”), in accordance with the provisions of this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, certain other investors (the “Other Investors”) have, severally and not jointly, entered into separate purchase agreements with the Company on the date hereof (the “Other SPAs”), pursuant to which such Other Investors have agreed to purchase Class A Common Shares on the Closing Date (as defined below) at the same Share Price (as defined below) as the Investor, and the aggregate amount of securities to be sold by the Company pursuant to this Agreement and the Other SPAs equals, as of the date hereof, at least $350 million; and

WHEREAS, the Company, the Investor and the Other Investors will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company will provide the Investor with certain registration rights with respect to the Class A Common Shares acquired pursuant hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

PURCHASE AND SALE OF SHARES.
1.1
Defined Terms. As used in this Agreement, the following terms have the meanings ascribed to such terms as set forth below:

“Acquisition” has the meaning set forth in the Recitals.

“Acquisition Agreement” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Aggregate Purchase Price” has the meaning set forth in Section 1.2.

“Agreement” has the meaning set forth in the Preamble.

“Anti-Corruption Laws” has the meaning set forth in Section 2.26.

“Class A Common Shares” has the meaning set forth in the Recitals.

“Class B Common Shares” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“Closing Notice” has the meaning set forth in Section 1.4.

“Code” has the meaning set forth in Section 2.25.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” has the meaning set forth in the Recitals.

“Company’s Knowledge” means, with respect to the Company, the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer.

“Company” has the meaning set forth in the Preamble.

“Company Presentation” has the meaning set forth in Section 3.5.

“Control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlling” and other terms of similar import shall have correlative meanings.

“DBR Credit Agreement” means the Credit Agreement, dated as of July 3, 2023, by and between DBR Land, as borrower, the guarantors from time to time party thereto, Texas Capital Bank, as administrative agent and letter of credit issuer, and the lenders from time to time party thereto, as amended from time to time.

“DBR Land” means DBR Land LLC, a Delaware limited liability company.

“Disqualification Event” has the meaning set forth in Section 3.11.

“Effective Date” has the meaning set forth in the Preamble.

“Enforceability Exceptions” means (i) any bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnification and contribution.

“Environmental Laws” has the meaning set forth in Section 2.23.

“ERISA” has the meaning set forth in Section 2.25.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of July 1, 2024, by and among the Company and LandBridge Holdings LLC.

“Expected Closing Date” has the meaning set forth in Section 1.4.

“GAAP” has the meaning set forth in Section 2.14(a).

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government, the government of any other nation or any state or local government.

“Hazardous Substance” has the meaning set forth in Section 2.23.

“Investor” has the meaning set forth in the Preamble.

“Law” has the meaning set forth in Section 6.9.

“Liability” or “Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured, known or unknown or determined or indeterminable.

“Material Adverse Effect” means any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (1) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth in the SEC Reports, (2) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares and the Transactions, or to consummate the transactions contemplated by the Registration Rights Agreement and/or the Acquisition Agreement or (3) the legality, validity or enforceability of this Agreement, the Registration Rights Agreement, the Acquisition Agreement and any other agreements executed in connection with the Transactions.

“Money Laundering Laws” has the meaning set forth in Section 2.27.

“Non-Party Affiliate” has the meaning set forth in Section 6.14.

“NYSE” has the meaning set forth in Section 2.37.

“OpCo” has the meaning set forth in the Recitals.

“OpCo Units” has the meaning set forth in the Recitals.

“Other Investors” has the meaning set forth in the Recitals.

“Other SPAs” has the meaning set forth in the Recitals.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

“Placement Agent” has the meaning set forth in Section 3.8.

“Plan” has the meaning set forth in Section 2.25.

“Press Release” has the meaning set forth in Section 1.5.

“Redemption” has the meaning set forth in the Recitals.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Release” has the meaning set forth in Section 2.23.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.

“Reserve Reports” has the meaning set forth in Section 2.15.

“Sanctioned Jurisdiction” has the meaning set forth in Section 2.28.

“Sanctions” has the meaning set forth in Section 2.28.

“SEC Reports” means all filings made by the Company under the Exchange Act or the Securities Act (in the case of a registration statement, in the form that became effective), including all amendments, exhibits and schedules thereto.

“Securities Act” has the meaning set forth in the Recitals.

“Seller” has the meaning set forth in the Recitals.

“Share Price” means $60.03 per Share.

“Shares” has the meaning set forth in Section 1.2.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Staff” has the meaning set forth in Section 1.5.

“Subsidiary,” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Transactions” has the meaning set forth in Section 1.5.

“WolfBone Ranch” has the meaning set forth in Section 2.13.

1.2
Sale and Issuance of Class A Shares. At the Closing, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, that number of Class A Common Shares set forth on the signature page hereto (the “Shares”) for an aggregate purchase price of $[•] (such amount, the “Aggregate Purchase Price”) at a price per Class A Common Share equal to the Share Price pursuant to a private placement exempt from registration under the Securities Act.
1.3
Payment of Aggregate Purchase Price. Payment of the Aggregate Purchase Price shall be made at the Closing by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Aggregate Purchase Price shall be made against delivery of the Shares to the Investor, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.
1.4
Closing. The closing of the sale and purchase of the Shares (the “Closing”) will be effected remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions applicable to the Closing set forth in Article IV and Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). The date upon which the Closing occurs is referred to herein as the “Closing Date.” Not less than three (3) Business Days prior to the date that the Company reasonably expects all conditions to the closing of the Transactions to be satisfied or, if permissible, waived (the “Expected Closing Date”), the Company shall provide written notice to the Investor (the “Closing Notice”) specifying (i) the Expected Closing Date and (ii) the closing bank account details (wire instructions) for delivery of the Aggregate Purchase Price to the Company on the Closing Date. Notwithstanding the foregoing and anything in this Agreement to the contrary, if Investor is (a) an investment company registered under the Investment Company Act of 1940, as amended, (b) advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (c) otherwise subject to internal policies and/or procedures relating to the timing of funding and issuance of securities, such Investor shall not be required to initiate the funding of its Aggregate Purchase Price until it confirms receipt of evidence of the issuance of such Investor’s Shares from the Company’s transfer agent in form and substance reasonably acceptable to the Investor (and the Company shall use reasonable best efforts fto cause its transfer agent to deliver such evidence). Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.
1.5
Initial Public Announcements and Required Filings.
(a)
The Company shall issue a press release announcing the transactions contemplated by this Agreement (the “Transactions”) and the Acquisition, which, together with a contemporaneous investor presentation to be posted on the Company’s website and referenced in the Press Release, will publicly disclose all material non-public information previously provided to the Investor (the “Press Release”), not later than 9:00 a.m. Eastern Time on the first business day immediately following the execution date of this Agreement. In addition, the Company shall, within the time period required under the Exchange Act, file with the Commission a Current Report on Form 8-K describing the material terms of this Agreement, the Transactions and the Acquisition and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement (including all exhibits thereto, the “Current Report”).
(b)
The Investor agrees that until such time as the Company has issued the Press Release, the Investor shall maintain the confidentiality of all disclosures made to it in connection with this Agreement, the Transactions and the Acquisition, except that the Investor may disclose the terms of this Agreement, the Transactions and the Acquisition to its financial, accounting, legal and other advisors assisting the Investor with evaluating the Transactions (provided that the Investor causes such Persons to maintain the confidentiality of such information).
(c)
From and after the issuance of the Press Release, the Investor shall not be in possession of any material, non-public information received from the Company or any of its representatives relating to the transactions contemplated by this Agreement, the Other SPAs or the Acquisition Agreement, and the Investor will no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates or agents, relating to the transactions contemplated by this Agreement.
(d)
Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of the Investor or any of its Affiliates or advisers, or include the name of the Investor or any of its Affiliates or advisers in any press release, on its website, in any marketing materials or investor presentations, on social media channels or in any SEC Reports or any regulatory agency or trading market, without the prior written consent (email being sufficient) of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of Division of Corporation Finance of the Commission (the “Staff”) or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading, in which case for clauses (i) and (ii), the Company shall provide the Investor with prior written notice of such disclosure permitted hereunder. Subject to, and in accordance with, the terms and conditions of the Registration Rights Agreement, the Company shall, as soon as practicable after the Closing of the Transactions, but in any event within 30 days after such Closing, prepare and file with, or submit to, the Commission a Shelf Registration Statement or file a post-effective amendment or prospectus supplement pursuant to a Registration Statement, as applicable, under the Securities Act covering the resale of, at the election of the Investor, all or a portion of the Shares on a delayed or continuous basis and shall use commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as reasonably practicable after the filing or submission thereof.

Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof (except to the extent any such representations and warranties expressly relate solely to a specified date, in which case such representations and warranties are true and correct as of such specified date).

2.1
Organization, Valid Existence and Qualification. Each of the Company and its Subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (limited liability company, corporate and other) to own its properties and conduct its business as currently conducted, and as proposed to be conducted, and (ii) duly qualified as a foreign limited liability company, corporation or otherwise for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Exhibit B hereto.
2.2
Authorization. The Company has the full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions and actions contemplated hereby; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions has been or will be duly and validly taken on or prior to the Closing. Assuming due authorization, execution and delivery by the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
2.3
Valid Issuance of Shares. At Closing, the Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will (i) be duly and validly issued and fully paid and non-assessable (except as such non-assessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act) and (ii) be free and clear of all liens, encumbrances, equities or claims, in each case, except for restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The issuance of the Shares is not subject to any preemptive or similar rights.
2.4
Non-Contravention. At Closing, the issuance and sale of the Shares, the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) the certificate of formation or the operating agreement (or other applicable organizational document) of the Company or any of its Subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the execution, delivery and performance by the Company of this Agreement and the Registration

Rights Agreement or the consummation by the Company of the Transactions, except such as have been obtained or as may be required under state securities or Blue Sky laws.
2.5
Capitalization.
(a)
As of the date hereof, the issued and outstanding Common Shares consist of (i) 17,425,000 Class A Common Shares, which are the only Class A Common Shares issued and outstanding (excluding Class A Common Shares issuable upon vesting of Restricted Stock Units issued under the Company’s Long-Term Incentive Plan), and (ii) 55,726,603 Class B Common Shares; all of such Common Shares have been duly and validly issued and fully paid and non-assessable (except as such non-assessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act). As of the date hereof, no Common Shares were held by the Company in its treasury.
(b)
As of the date hereof, the issued and outstanding OpCo Units consist of 73,151,603 OpCo Units; all of such OpCo Units have been duly and validly issued and fully paid and non-assessable (except as such non-assessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act). The OpCo Units owned by the Company are owned by the Company free and clear of all liens, encumbrances, equities or claims. The Company is the sole managing member of OpCo and has the power and authority to act as the managing member of OpCo as provided in that certain Amended and Restated Limited Liability Company Agreement of OpCo.
(c)
As of the date hereof, all of the issued shares of each Subsidiary of the Company and (other than OpCo) have been duly and validly authorized and issued, are fully paid and non-assessable (except as such non-assessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), are owned directly or indirectly by the Company or OpCo, except for those preferred shares issued by DBR REIT LLC in accordance with applicable law, free and clear of all liens, encumbrances, equities or claims, in each case, except for liens pursuant to the DBR Credit Agreement.
2.6
No Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its respective certificates of formation or operating agreements (or other applicable organizational documents), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, OpCo or any of their respective Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.7
Authorization, Execution, Delivery and Enforceability of the Registration Rights Agreement. Concurrently with the Closing, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
2.8
Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by the Seller, the Acquisition Agreement constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with the terms of the Acquisition Agreement, subject to the Enforceability Exceptions. To the Company’s Knowledge, the representations and warranties of the Seller set forth in the Acquisition Agreement are true and correct in all material respects as of the date hereof (without giving effect to any materiality qualifiers set forth in such representations and warranties).
2.9
Absence of Certain Changes. Except as set forth in the SEC Reports, since the date of the Company’s latest audited financial statements through the date of this Agreement, the Company has not experienced or suffered any Material Adverse Effect and is not aware of any facts or circumstances that would result in a Material Adverse Effect.
2.10
No Registration. Except as contemplated by the Registration Rights Agreement and the Existing Registration Rights Agreement, and assuming the accuracy of the Investor’s representations and warranties in Article III, (i) neither the filing of the Registration Statement pursuant to the Registration Rights Agreement nor the offering and sale of the Class A Common Shares as contemplated by this Agreement gives rise to any rights for, or relating to, the registration of any Class A Common Shares or other securities of the Company, and (ii) the issuance and sale of the Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act.
2.11
No Registration Rights. Except as contemplated by the Registration Rights Agreement and the Existing Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the Registration Statement or in any other registration statement filed by or required to be filed by the Company under the Securities Act.
2.12
SEC Reports and Other Information. The Company has filed all SEC Reports required to be filed with the Commission on a timely basis or has received or obtained a valid extension of such time of filing and has filed such SEC Reports prior to the expiration of any such extension. The SEC Reports, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of the date hereof, there are no material outstanding unresolved comments in comment letters from the Staff with respect to any of the SEC Reports. The Company Presentation (as defined below) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
2.13
Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has certified certain financial statements of the Company and its Subsidiaries, is an independent public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder. Weaver and Tidwell, L.L.P., who has certified certain financial statements of the Land, Improvements, and Surface rights business of D.K. Boyd Land and Cattle Co. (the “East Stateline Ranch”), has represented to the Company that it is an independent accounting firm with respect to the East Stateline Ranch as required by the Securities Act and the applicable rules and regulations of the Commission thereunder. KPMG, who will certify certain financial statements of WolfBone Ranch Partners LLC, (the “WolfBone Ranch”), has represented to the Company that it is an independent accounting firm with respect to the WolfBone Ranch as required by the Securities Act and the applicable rules and regulations of the Commission thereunder.
2.14
Financial Statements.

(a)
The financial statements included in the SEC Reports, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the SEC Reports under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable.
(b)
The pro forma financial statements included in the SEC Reports include assumptions that provide a reasonable basis for presenting the effects attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the SEC Reports. The pro forma financial statements included in the SEC Reports comply as to form in all material respects with the applicable requirements of Article 11 of Regulation S-X under the Securities Act.
2.15
Reserve Engineers. W.D. Von Gonten & Co., a reserve engineer that prepared reserve reports related to the estimates of future reserves and projected net revenues for certain oil and gas interests owned by DBR Land as of December 31, 2023 and 2022 (the “Reserve Reports”), was, as of the date of preparation of the Reserve Reports, and is, as of the date hereof, an independent petroleum engineer with respect to DBR Land. To the Company’s Knowledge, the information provided in the Reserve Reports was true and correct in all material respects as of the dates they were made. Other than intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as set forth in the SEC Reports, the Company is not aware of any facts or circumstances that would result in a Material Adverse Effect in the aggregate estimated net proved reserves as set forth in the SEC Reports; and estimates of such reserves as set forth in the SEC Reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act and Commission Guidelines.
2.16
Litigation. Other than as set forth in the SEC Reports, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending (i) to which the Company or its Subsidiaries is a party or (ii) of which any property of the Company or its Subsidiaries is the subject that, if determined adversely to the Company or its Subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s Knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
2.17
No Material Adverse Changes. Except as set forth or contemplated in the SEC Reports, neither the Company nor its Subsidiaries have, since the date of the latest audited financial statements included in the SEC Reports, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and, since the respective dates as of which information is given in the SEC Reports, there has not been, other than de minimis changes, any change in the equity capitalization of the Company (other than as a result of (1) the exercise, if any, of share options or the right to purchase Common Shares or the grant or settlement, if any, of share options, the right to purchase shares, restricted shares or restricted share units in the ordinary course of business pursuant to the Company’s equity plans that are described in the SEC Reports or (2) the issuance, if any, of shares upon conversion of Company and OpCo securities as described in the SEC Reports) or long-term debt of the Company or its Subsidiaries.
2.18
Title to Properties.
(a)
The Company and its Subsidiaries have good and marketable fee simple title or other valid rights to use or occupy all real property and good and marketable title or other valid rights to use all personal property described in the SEC Reports, in each case, necessary to conduct its business as described in the SEC Reports, free and clear of all liens, encumbrances and defects except (i) as described in the SEC Reports, (ii) liens and encumbrances under operating agreements and/or commercial agreements (including, for the avoidance of doubt, all easements, rights-of-way, surface use agreements, leases and other rights in real property burdening the real property of the Company and its Subsidiaries, in each case that are of a scope and nature customary to the Company’s business, and do not materially diminish the value of such property taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries) or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (clauses (i), (ii) and (iii), collectively, “Permitted Encumbrances”); and any other real property and buildings held under lease by OpCo and its Subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of the Enforceability Exceptions) free and clear of all liens, encumbrances and defects other than Permitted Encumbrances.
(b)
Except as set forth or contemplated in the SEC Reports, the Company and its Subsidiaries have, directly or indirectly, good and defensible title to all of the interests in oil and natural gas properties underlying its estimates of its net proved reserves contained in the SEC Reports, except, in either case, where the failure to have such interests, rights or consents would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.19
License and Permits. The Company and its Subsidiaries have such permits, licenses, authorizations, consents, franchises, patents, copyrights, trademarks and trade names or rights thereto as are necessary under applicable law to conduct their respective businesses substantially in the manner described in the SEC Reports, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, other than to the extent any failure to do so or violation could not reasonably be expected to result in a Material Adverse Effect.
2.20
Intellectual Property. The Company and its Subsidiaries own, or are licensed to use, all material copyrights, copyrightable works, patents, patent applications, trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names and uniform resources locators and other types of intellectual or industrial property rights necessary to conduct its business as currently conducted, and the use thereof does not infringe in any material respect upon the rights of any third party.
2.21
Insurance. The properties of the Company and its Subsidiaries are insured in respect of general casualty and general liability insurance in amounts that are customary for companies engaged in similar businesses and owning similar properties in locations where the Company and its Subsidiaries operate.

2.22
No Labor Dispute; No Notice of Labor Law Violations. There are no existing or, to the Company’s Knowledge, threatened or contemplated labor disputes with the employees of the Company or its Subsidiaries. Neither the Company nor any its Subsidiaries is a party to any collective bargaining agreement.
2.23
Environmental Compliance. (i) Neither the Company nor any of its Subsidiaries are in violation of, and, to the Company’s Knowledge, do not have any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law, or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its Subsidiaries is liable or allegedly liable for any Release or threatened Release of Hazardous Substances, including, to the Company’s Knowledge, at any third-party storage, treatment or disposal site, (iii) neither the Company nor any of its Subsidiaries is subject to any pending, or to the Company’s Knowledge, threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to the release of or exposure to Hazardous Substances and (iv) the Company and its Subsidiaries have received, are in compliance with all permits, licenses, authorizations, consents, waivers, exemptions, or other approvals required under applicable Environmental Laws to conduct their business as currently operated, except in each case covered by clauses (i) through (iv) such as would (A) not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (B) to the Company’s Knowledge, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (1) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, per- and polyfluoroalkyl substances, and polychlorinated biphenyls, and (2) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws and “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing into the environment.
2.24
Tax Returns. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or its Subsidiaries or any of their respective properties or assets.
2.25
No Employment Law Violations. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company or OpCo within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company or OpCo under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) has any material liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code)

applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (2) a material increase in the Company’s and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in clauses (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
2.26
No Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any employee, agent, Affiliate or other person associated with or acting on behalf of the Company or its Subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the U.K. Bribery Act 2010 or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its Subsidiaries and, to the Company’s Knowledge the Company’s Affiliates have conducted their businesses in compliance with Anti-Corruption Laws and, have instituted and maintained and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with such applicable laws and with the representations and warranties contained herein. Neither the Company nor any of its Subsidiaries will use, directly or knowingly indirectly, the proceeds of this offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.
2.27
Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.
2.28
OFAC. Neither the Company nor and of its Subsidiaries, nor any director or officer of the Company or its Subsidiaries nor, to the Company’s Knowledge, any employee, agent, Affiliate or other person acting on behalf of the Company or its Subsidiaries, is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized, or resident in a country or territory that is the subject or target of sector-based or comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, Russia, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, each, a “Sanctioned Jurisdiction”), and the Company will not, except as authorized under applicable Sanctions, directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity in violation of Sanctions (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the Transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; except as authorized under applicable Sanctions, neither the Company nor any of its Subsidiaries are engaged in, or have, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with Sanctions.
2.29
Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
2.30
Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as set forth or contemplated in the SEC Reports, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, as of an earlier date than it would otherwise be required to so comply under applicable law). Since the date of the latest audited financial statements, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
2.31
Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
2.32
No Integration. Assuming the accuracy of the Investor’s representations and warranties in Article III, the issuance and sale of the Shares contemplated by this Agreement will not be integrated with any other issuance, sale, offer for sale, solicitation of offers to buy or other negotiation in respect of, any security (as defined in the Securities Act) pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
2.33
Placement Agent. The Company acknowledges that the Placement Agent may rely upon the representations and warranties made by the Company to the Investor in this Agreement.
2.34
No Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company (including the Placement Agents) has offered or sold any of the Shares by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.
2.35
Brokers and Finders. Other than the Placement Agents, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.
2.36
Most Favored Nations. The Company hereby represents and warrants that as of the date hereof, and covenants and agrees that after the date hereof, none of the Other SPAs includes terms, rights or other benefits that are more favorable, in any material respect, to an Other Investor than the terms, rights and benefits in favor of the Investor hereunder, unless, in any such case, the Investor has been offered in writing the opportunity to receive the benefits of all such more favorable terms, rights and benefits.
2.37
Lock-Up Waiver. The Company has received a waiver from the Placement Agents of the restrictions set forth in Section 5(e)(1) of that certain Underwriting Agreement, dated as of June 27, 2024, by and among the Company and Goldman Sachs & Co. LLC and Barclays Capital, Inc., in their capacity as representatives of the several underwriters of the Company’s initial public offering, that is sufficient to permit the Company to complete the Transactions.
2.38
NYSE. The Company is in compliance with applicable New York Stock Exchange (“NYSE”) continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Class A Common Shares on NYSE and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Class A Common Shares from NYSE. The issuance and sale of the Shares does not contravene the rules and regulations of NYSE.
2.39
Transactions with Affiliates and Employees. No material relationship, direct or indirect, exists between or among the Company, on the one hand, and any director, officer or shareholder of the Company, on the other hand, that would be required to be described in the SEC Reports that is not so described in the SEC Reports.

2.40
Reliance by the Investor. The Company has a reasonable basis for making each of the representations set forth in this Article II. The Company acknowledges that the Investor will rely upon the truth and accuracy of such representations and warranties.
Article III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor (for itself and for each account for which the Investor is acquiring Shares) hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof (except to the extent any such representations and warranties expressly relate solely to a specified date, in which case such representations and warranties are true and correct as of such specified date).

3.1
Existence; Authorization. The Investor is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, except where the failure to have such power or authority would not prevent the consummation of the Transactions The Investor has all requisite power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
3.2
Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations (for itself and for each account for which the Investor is acquiring Shares) to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares acquired by the Investor hereunder will be acquired not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents (for itself and for each account for which the Investor is acquiring Shares) that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed or made any recommendation or endorsement of the Class A Common Shares or the fairness or suitability of an investment in the Class A Common Shares, nor have such authorities passed upon or endorsed the merits of any offering of the Class A Common Shares.
3.3
No Solicitation. Neither the Investor nor any of its officers, directors, employees, agents, stockholders, partners or Affiliates has been directly or indirectly solicited through any public advertising or general solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares, including but not limited to the methods described in Rule 502(c) under the Securities Act.
3.4
Non-Contravention. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of the Investor, or (iii) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or the property or assets of the Investor, except in the cases of clauses (i) and

(iii), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
3.5
Access to Information. The Investor (for itself and for each account for which the Investor is acquiring Shares) has carefully reviewed the SEC Reports and the PIPE Investor Presentation dated November 2024 (the “Company Presentation”) and has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Investor under this Agreement. The Investor and its advisors further have had an opportunity to ask questions and receive answers from the Company or any person or persons acting on behalf of the Company regarding the terms and conditions of the offering of the Shares and the intended business and financial affairs of the Company. The Investor has not received any materials that are contrary to any disclosure document provided or given to the Investor in connection with the Transactions.
3.6
Investment Experience. The Investor understands that the purchase of the Shares involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Shares, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located at the address set forth in Section 6.8 hereof.
3.7
Accredited Investor or Qualified Institutional Buyer. The Investor understands the terms “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act and “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and at the time the Investor was offered the Shares, it was, and as of the date hereof, it is either: (i) an “accredited investor” or (ii) a “qualified institutional buyer” for the purposes of acquiring the Shares to be purchased by the Investor under this Agreement. Furthermore, the Investor is an “institutional account” as defined in FINRA Rule 4512(c).
3.8
Placement Agent. The Investor agrees (for itself and for each account for which the Investor is acquiring Shares) that Goldman Sachs & Co. LLC and Barclays Capital, Inc., their respective Affiliates and any of their respective control persons, officers, directors and employees (collectively, the “Placement Agents”) may rely upon the representations and warranties made by the Investor to the Company in this Agreement. In addition, the Investor acknowledges and agrees that (i) as between each Placement Agent and the Investor, each Placement Agent is acting solely as a placement agent in connection with the private placement by the Company of the Shares contemplated hereunder and is not acting as an underwriter or in any other capacity with respect to the issuance and sale of the Shares contemplated by this Agreement and is not and shall not be construed as a fiduciary for the Investor, the Company or any other person or entity in connection with the Transactions; (ii) neither Placement Agent has made or will make any representations, declarations or warranties, whether express or implied, of any kind or character and has not provided any advice or recommendation to the Investor regarding the Company or the issuance and sale of the Shares contemplated by this Agreement; (iii) the Investor, in making its investment decision with respect to whether to invest in the Shares offered by the Company hereunder has relied on its own analysis and decision, and has not relied on any statement, representation or warranty made by either Placement Agent or their respective Representatives for any purpose; and (iv) neither Placement Agent has offered to sell, or solicited an offer to buy, any of the Shares, which the Investor proposes to acquire from the Company. The Investor further acknowledges and agrees that (A) except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice the Investor deems appropriate), and is not, for the avoidance of doubt, relying upon, and has not relied upon, any statement, representation or warranty made by either Placement Agent, any of their respective Affiliates or any of their respective control persons, officers, directors or employees, in making its investment or decision to invest in respect of the Shares, the Transactions and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including all business, legal, regulatory, accounting, credit and tax matters, (B) neither Placement Agent shall have any responsibility with respect to (1) any statements, representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (2) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, and (C) neither Placement Agent, nor any of their respective Affiliates or any of their respective control persons, officers, directors or employees, shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the Transactions.
3.9
Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor (for itself and for each account for which the Investor is acquiring Shares) represents that the Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor agrees not to reoffer or resell the Shares except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder.
3.10
Legends. The Investor understands that the book-entry account evidencing the Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

3.11
No Disqualification Events. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Investor agrees to use its best efforts to cooperate with the Company to comply, to the extent applicable or to the extent such disclosure becomes applicable, with the Company’s disclosure obligations under Rule 506(e).
3.12
No Brokers. There are no claims or obligations for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any agreement made by or on behalf of Investor or any of its Affiliates for which the Company or any of its Subsidiaries or Affiliates shall be liable.

3.13
No Additional Company Representations of Warranties. Except for the representations and warranties expressly set forth in Article II, the Investor hereby acknowledges that neither the Company nor any of its Subsidiaries or Affiliates has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects. The Investor hereby acknowledges (for itself and for each account for which the Investor is acquiring Shares) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, the Investor and its Affiliates and Representatives have relied on the results of their own independent investigation.
Article IV

CONDITIONS TO THE INVESTOR’S OBLIGATIONS AT CLOSING.

The obligations of the Investor to consummate the Closing are subject to the fulfillment or waiver, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Company:

4.1
Representations and Warranties. Each of the representations and warranties of the Company contained in Article II (i) that are not qualified as to materiality or material adverse effect shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct in all material respects as of such particular date), and (ii) that are qualified as to materiality or material adverse effect shall be true and accurate in all respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).
4.2
Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
4.3
NYSE Listing. The Shares shall be approved for listing on the NYSE, subject only to official notice of issuance such that immediately following their issuance, such Shares shall be listed on the NYSE and no notice of delisting from the NYSE shall have been received by the Company with respect to the Class A Common Shares.
4.4
No Suspension. The Class A Common Shares shall not have been suspended by the Commission or the NYSE from trading nor shall suspension by the Commission or the NYSE have been threatened in writing by the Commission or the NYSE.
4.5
Qualifications. All authorizations, approvals, waiting period expirations or terminations, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.
4.6
Absence of Injunctions and Decrees. During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the Transactions contemplated at the Closing.

4.7
Acquisition Agreement. All conditions to the closing of the Acquisition shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Acquisition Agreement), and the closing of the Acquisition shall be set to occur substantially concurrently with the Closing hereunder. The Acquisition Agreement shall not have been amended, modified or waived in any manner that would reasonably be expected to be materially adverse to the Investor without the written consent of such Investor.
4.8
No MAE. Since the date of this Agreement, the Company shall not have experienced or suffered any Material Adverse Effect.
4.9
Closing Under Other SPAs. The Company shall have received or shall be contemporaneously receiving at least $200 million in proceeds from the sale of Class A Common Shares to the Other Investors pursuant to the Other SPAs.
4.10
Deliverables. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to the Investor:
(a)
A copy of the irrevocable instructions to the transfer agent instructing the transfer agent to deliver, on an expedited basis, evidence of the issuance of the Shares credited to book-entry accounts maintained by the transfer agent of the Company, bearing the legend or restrictive notation described herein, free and clear of all liens, encumbrances, equities or claims, in each case, except for restrictions on transfer under this Agreement and under applicable state and federal securities laws, which evidence shall be reasonably satisfactory to such Investor.
(b)
the Registration Rights Agreement substantially in the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Company;
(c)
a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, to the effect that the Company is in good standing;
(d)
a legal opinion of the Company’s counsel, addressed to the Investor, in customary form addressing the matters set forth on Exhibit C; and
(e)
a certificate, dated as of the Closing and signed by an officer of the Company, on behalf of the Company and in his or her capacity as such, confirming that the conditions set forth in Sections 4.1 and 4.2 have been satisfied.
Article V

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company to the Investor to consummate the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Investor:

5.1
Representations and Warranties. The representations and warranties of the Investor contained in Article III shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.
5.2
Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investor on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
5.3
Qualifications. All authorizations, approvals, waiting period expirations or terminations, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.
5.4
Absence of Injunctions and Decrees. During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the Transactions.
5.5
Acquisition Agreement. The consummation of the transactions contemplated by the Acquisition Agreement shall have occurred, or shall occur concurrently with the Closing.
5.6
Deliverables. At the Closing, subject to the terms and conditions hereof, the Investor will deliver, or cause to be delivered, to the Company:
(a)
Payment to the Company of the Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Company in writing at least two business days prior to the date of the Closing; provided that such delivery shall be required contemporaneously with the delivery of the Shares; and
(b)
The Registration Rights Agreement substantially in the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Investor.
Article VI

MISCELLANEOUS.
6.1
Public Announcements. No press release or other public announcement, public statement, or public communication will be made or caused to be made concerning the specified terms of this Agreement or the Transactions, except (i) as required by Section 1.5 hereof, (ii) for customary announcements by the Company regarding the Transactions and their consummation (which announcements shall not identify the Investor or its Affiliates by name or by identifiable description), (iii) as may be required by law (including applicable state and federal securities laws), or (iv) as agreed by the parties.
6.2
Survival. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company. The covenants made in this Agreement shall survive the Closing indefinitely until fully performed in accordance with their terms and remain operative and in full force and effect in accordance with their terms regardless of acceptance of any of the Shares and payment therefor and repayment, conversion or repurchase thereof.
6.3
Governing Law and Enforcement. THIS AGREEMENT WILL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT COULD REQUIRE APPLICATION OF THE LAWS OF ANY OTHER STATE.

6.4
Specific Performance. Each party hereto acknowledges that the remedies at law for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party hereto, without posting any bond, and in addition to all other remedies that may be available, will be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available. Each party hereto further (i) waives any defense that a remedy at law would be adequate in any action or legal proceeding for an injunction, specific performance and other equitable relief hereunder and (ii) agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, on the terms and subject to the conditions and limitations set forth herein, on the basis that the other party hereto has an adequate remedy at law or equity or an award of specific performance is not an appropriate remedy for any reason at law or in equity. Notwithstanding any provision in this Agreement to the contrary, if a party elects to terminate this Agreement pursuant to Section 6.17, such terminating party shall not be entitled to seek or obtain specific performance or any other equitable relief under this Agreement (including pursuant to this Section 6.4) to cause the Closing to occur.
6.5
Delivery by Electronic Mail. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of scanned pages via electronic mail, will be treated in all manner and respect as an original contract and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, the other party hereto will re-execute original forms thereof and deliver them to the other party hereto. No party hereto will raise the use of electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of electronic mail as a defense to the formation of a contract and each such party forever waives any such defense. This Agreement is not binding unless and until signature pages are executed and delivered by each party hereto.
6.6
Counterparts. This Agreement may be executed in one or more counterparts via original or any electronic means (including .pdf format and DocuSign), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
6.7
Captions; Interpretation. In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or in the intent of any provisions contained herein.
6.8
Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by registered or certified mail, return receipt requested, (iii) sent by electronic mail (with receipt thereof confirmed by electronic mail by the applicable recipient(s)), (iv) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (v) expressly acknowledged by the recipient, in each case to the appropriate addresses or email addresses set forth below (or to such other addresses or email addresses as a party hereto may designate by notice to the other party hereto).

If to the Company, to:

LandBridge Company LLC

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

Phone: [***]
E-mail: [***]

with copies (which will not constitute notice) to:

Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, TX 77002
Attention: David P. Oelman, Michael S. Telle

Phone: (713) 758-2222

Email: doelman@velaw.com; mtelle@velaw.com

If to the Investor, to the address listed on the signature page(s) hereto.

6.9
Waiver of Trial by Jury. Each party hereto hereby waives, to the fullest extent permitted by any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation (“Law”), any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the Transactions, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party hereto hereby agrees and consents that any such claim, demand, action or cause of action will be decided by court trial without a jury, and that the parties hereto may file a copy of this Agreement with any court as written evidence of the consent of such parties to the waiver of their right to trial by jury.
6.10
Amendments. Any term of this Agreement may be amended only with the written consent of the Company and the Investor.
6.11
Waiver and Remedies Cumulative. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered by such other party pursuant hereto, or (iii) waive compliance with any of the agreements of the other party hereto or conditions to such party’s obligations contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party hereto to be bound thereby. No failure or delay of any party hereto to exercise any right or remedy given such party under this Agreement or otherwise available to such party or to insist upon strict compliance by any other party hereto with its obligations hereunder, and no custom or practice of the parties hereto in variance with the terms hereof, will constitute a waiver of any right of a party hereto to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such party. Notwithstanding anything in this Agreement to the contrary, no party shall be liable for special, punitive, exemplary, incidental, consequential or indirect damages, lost profits, lost opportunity or losses calculated by reference to any multiple of earnings before interest, tax, depreciation or amortization, whether based on contract, tort, strict liability, other Law or otherwise and whether or not arising from the other party’s sole, joint or concurrent negligence, strict liability or other fault for any matter relating to this Agreement or the Transactions. The rights and remedies of the parties hereto provided herein are cumulative and not exclusive, and the exercise by any party hereto of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at Law or in any other agreement between the parties hereto, or otherwise.
6.12
Severability. If any provision of this Agreement, or the application of any provision hereof to any party hereto or circumstance, is held to be illegal, invalid or unenforceable, such provision or the application of such provision, as the case may be, will be fully severable, and the application of the remainder of such provision to such party or circumstance, the application of such provision to other party hereto or circumstances, and the remainder of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or application of such provision, as the case may be, or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision or application of such provision, there will be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
6.13
Entire Agreement. This Agreement and all other agreements referenced herein or entered into concurrently herewith supersede all prior communications, understandings, and agreements (written or oral) among the parties hereto with respect to its subject matter and constitute a complete and exclusive statement of the terms of the agreement among the parties hereto with respect to its subject matter.
6.14
Assignment and No Third Party Rights. The rights and obligations of a party hereto under this Agreement may not be assigned without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon and inure to the benefit of, the successors and permitted assigns of the parties hereto. Nothing expressed or referred to herein will be construed to give any Person other than the parties hereto and their successors and permitted assigns, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. No incorporator, manager, member, partner, stockholder, shareholder, Affiliate, parent of, or holder of any equity interest in, any tier, agent, attorney or representative of either party (each, a “Non-Party Affiliate”) shall have any Liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose Liability of an entity party against its owners, agents or Affiliates, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) to the other party, its Affiliates or its Representatives for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of (1) this Agreement, (2) the negotiation or execution of or performance of any obligation under this Agreement, or (3) any breach or violation of this Agreement. Non-Party Affiliates are expressly intended as third-party beneficiaries of this Section 6.14. The provisions of this Section 6.14 shall survive the consummation of the Transactions.
6.15
Transaction Expenses. Each party hereto will bear its own costs incurred in connection with the negotiation, drafting, and execution of this Agreement and the consummation of the Transactions, including the fees and expenses of such party’s legal counsel and other consultants and advisors.
6.16
Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement. Each party hereto will, at its own cost and expense, at any time and from time to time, upon reasonable request, use its commercially reasonable efforts to (i) do, execute, acknowledge, and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments and documents as may be required to consummate the Transactions and (ii) take such other actions as may be reasonably required in order to carry out the intent of the this Agreement; provided that in no event will any party hereto be required to take any action which, in the opinion of its counsel, is unlawful or would or could constitute a violation of any Law or require any additional approval of any Governmental Entity.
6.17
Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (i) January 31, 2025, (ii) the Company notifying the Investor, in writing, that the Acquisition Agreement has been terminated (other than the provisions thereof that survive termination), which notice shall be provided no later than one (1) Business Day after such termination, (iii) the written consent of each of the Company and the Investor or (iv) by the Investor if any of the conditions set forth in Article IV shall have become incapable of fulfillment and shall not have been waived by the Investor, provided that the Investor is not then in breach of any of its representations, warranties, covenants or agreements in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing. In the event of a termination of any Other SPA, the Company shall promptly notify the Investor. Upon a termination in accordance with this Section 6.17, the Company and the Investor shall not have any further obligation or liability (including arising from such termination) to the other, except with respect to a willful or intentional breach hereof prior to such termination, and the Investor will have no liability with respect to any Other Investor under the Other SPAs.
6.18
Recitals Part of Agreement. The Recitals set forth on the first page of this Agreement are and shall be deemed material and operative provisions of this Agreement and are hereby incorporated and made part of this Agreement with the same force and effect as if fully repeated herein.

[Signature page follows.]

The parties hereto have executed this Agreement of the date first written above.

COMPANY:

LANDBRIDGE COMPANY LLC

By:
Name:
Title:

Signature Page to Common Shares Purchase Agreement

INVESTOR:

[•]

By:
Name:
Title:

Number of Class A Common Shares to be Purchased:

Address for purposes of Section 6.8

Signature Page to Common Shares Purchase Agreement

EXHIBIT A

Registration Rights Agreement

[Omitted]

A-1

EXHIBIT B

Subsidiaries List

1.
DBR Land Holdings LLC
2.
DBR Solar LLC
3.
Pecos Renewables LLC
4.
DBR Land LLC
5.
DBR REIT LLC
6.
DBR Desert LLC
7.
DBR Reeves LLC
8.
Delaware Basin Ranches Inc.

B-1

EXHIBIT C

Matters to be Covered in Opinion of Counsel

i.
The Company is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with limited liability company power and authority necessary to own or lease its properties and conduct its business as currently conducted.
ii.
The Shares have been duly authorized in accordance with the LLCA and the Certificate of Formation and, when issued and delivered by the Company to the Investors upon payment therefor in accordance with the Agreement, will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “DLLCA”)).
iii.
Assuming the accuracy of the representations and warranties of the Investor and the Company contained in the Agreement, and the representations and warranties of the Placement Agents in the Engagement Letter, the offer, issuance and sale of the Shares by the Company to the Investor solely in the manner contemplated by the Agreement are exempt from the registration requirements of the Securities Act; provided that we express no opinion as to any subsequent sale.
iv.
Each Transaction Document has been duly authorized, executed and delivered by the Company and each Transaction Document constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, provided that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
v.
No consent, approval, authorization or order of, or filing with, any federal or New York court or governmental agency or any Delaware court or governmental agency acting pursuant to the DLLCA is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Transaction Documents, including the issuance and sale of the Shares by the Company pursuant to the applicable Common Shares Purchase Agreement except (a) such as have been obtained or made, (b) for such consents, approvals, authorizations, orders or filings as may be required under applicable federal or state securities or Blue Sky laws or (c) for such consents that, if not obtained, have not or would not reasonably be expected to materially impair the ability of the Company to consummate the transactions contemplated by the Transaction Documents in connection with the issuance and sale of the Shares by the Company.
vi.
The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions therein contemplated, including the issuance and sale of the Shares by the Company pursuant to the applicable Common Shares Purchase Agreement and the application of the proceeds from the sale thereof, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (or an event that, with notice or lapse of time or both, would constitute such an event) (a) the Governing Documents or (b) any applicable federal, New York or Texas statute, rule or regulation or the DLLCA, except, with respect to clause (b), as would not reasonably be expected to materially impair the ability of the Company to consummate the transactions contemplated by the Transaction Documents in connection with the issuance and sale of the Shares by the Company;

C-1

it being understood that we express no opinion in clause (b) of this paragraph with respect to any federal or state securities, blue sky or anti-fraud laws, rules or regulations.

C-2